Exhibit 10.123

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (2) UPON DELIVERY OF A LEGAL OPINION TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT ANY SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

 Dated:  April 15, 2008

WARRANT

To Purchase 100,000 shares of
Common Stock, $.01 par value

of

Performance Health Technologies, Inc.

Expiring December 31, 2010

THIS IS TO CERTIFY THAT, for value received, JACSON LONG, or his registered assigns (hereinafter referred to as the (“Holder”), is entitled to subscribe and purchase from PERFORMANCE HEALTH TECHNOLOGIES, INC., a Delaware corporation (the “Company”), commencing on the date hereof, 100,000 shares of Common Stock, $.01 par value, of the Company (the “Shares”), at the place where the Warrant Agency (as hereinafter defined) is located, at the Exercise Price (as hereinafter defined), all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described; provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Shares in excess of that number of Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Company Common Stock beneficially owned by the Holder and its affiliates to exceed 9.99% of the outstanding shares of the Company Common Stock following such exercise, except within sixty (60) days of the Expiration Date.  For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the holder and its affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section

13(d) of the Securities Exchange Act of 1934, as amended.  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written request of any holder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

Capitalized terms used in this Warrant and not otherwise defined shall have the meanings set forth in Article IV hereof.

ARTICLE I
EXERCISE OF WARRANTS

Section 1.01 Method of Exercise.  To exercise this Warrant in whole or in part, the Holder shall deliver to the Company at the Warrant Agency, (a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of Shares to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered and (c) the aggregate Exercise Price for the Shares purchased (unless the Holder chooses the “cashless exercise” option provided in the third paragraph of this Section 1.01).

The Company shall, as promptly as practicable and in any event within seventy-two hours thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of Shares specified in said notice.  The Share certificate or certificates so delivered shall be in such denominations as determined by the Company, or as may be specified in such notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice.  Such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed for all purposes to have become holders of record of such Shares, as of the date the aforementioned notice is received by the Company.  If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder.  The Company shall pay all expenses, payable in connection with the preparation, issuance and delivery of Share certificates and new Warrants as contemplated by Section 2.07 below (other than transfer, income or similar taxes in connection with the transfer of securities), except that, if Share certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

In lieu of a monetary payment of the aggregate Exercise Price, the Holder may elect to receive, without the payment of any additional consideration, Shares equal to the value of this

Warrant or portion thereof by the surrender of such Warrant to the Company with the “cashless exercise” election marked in the form of Subscription Notice.  Thereupon, the Company shall issue to the Holder, such number of fully paid and non-assessable Shares as is computed using the following formula:

 X  = Y(A-B)
         A
Where	X=	the number of Shares to be issued to the Holder pursuant to this Section 1.01 upon such cashless exercise election.

Y=	the number of Shares covered by this Warrant in respect of which the cashless exercise election is made.

A=	the Fair Market Value (as defined in Article IV hereof) of one Share, as at the time the cashless exercise election is made.

B=	the Exercise Price in effect under this Warrant at the time the cashless exercise election is made.

Section 1.02 Shares To Be Fully Paid and Non-assessable.  All Shares issued upon the exercise of this Warrant (the “Warrant Shares”) pursuant to Section 1.01 above shall be validly issued, fully paid and nonassessable and the Company shall at all times reserve and keep available out of its authorized shares of Common Stock a sufficient number of Shares for the purpose of issuance of the Warrant Shares upon the exercise of this Warrant.

Section 1.03 No Fractional Shares To Be Issued.  The Company shall not be required to issue fractions of Shares upon exercise of this Warrant.  If any fraction of a Share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional Share the Company shall pay to the Holder or Holders, as the case may be, in cash, an amount equal to the same fraction of the Fair Market Value per share of outstanding Shares on the Business Day immediately prior to the date of such exercise.

Section 1.04 Share Legend.  Each certificate for Shares issued upon exercise of this Warrant shall bear the legend set forth below, unless Holder's Counsel (as defined below) shall render an opinion in form and substance reasonably satisfactory to the Company that such legend is not required or at the time of exercise such Shares are registered under the Securities Act:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR (2) UPON DELIVERY OF A LEGAL OPINION TO THE COMPANY, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT ANY SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act) shall also bear such legend unless, in the opinion (in form and substance reasonably satisfactory to the Company) of counsel selected by the Holder of such certificate and who is reasonably acceptable to the Company (“Holder's Counsel”), the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

ARTICLE II
WARRANT AGENCY; TRANSFER,
EXCHANGE AND REPLACEMENT OF WARRANTS

Section 2.01 Warrant Agency.  Until such time, if any, as an independent agency shall be appointed by the Company to perform services with respect to the Warrants described herein (the “Warrant Agency”), the Company shall perform the obligations of the Warrant Agency provided herein at its principal office address or such other address as the Company shall specify by prior written notice to all Holders.

Section 2.02 Ownership of Warrant.  The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

           Section 2.03 Transfer of Warrant.  The Company agrees to maintain at the Warrant Agency books for the registration of transfers of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney.  Subject to applicable law and regulation and Section 2.04 hereof, upon surrender of this Warrant as provided for herein, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be canceled.  Notwithstanding the foregoing, a Warrant may be exercised by a new Holder which has become the registered Holder of such Warrant without having a new Warrant issued.

           Section 2.04 Restrictions on Transfer.  The Holder, by its acceptance hereof, represents that this Warrant is being acquired for its own account, as an investment and not with a view towards the further resale or the distribution thereof in violation of the Securities Act, and agrees that this Warrant may not be transferred, sold, assigned, hypothecated or otherwise disposed of, in whole or in part, except as provided in the legend on the first page hereof and provided that the Holder shall have furnished to the Company an opinion of Holder's Counsel, in form and substance reasonably satisfactory to the Company, to the effect that such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

           Section 2.05 Division or Combination of Warrants.  This Warrant may be divided or combined with other Warrants upon surrender hereof and of any Warrant or Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys.  Subject to compliance with Section 2.04 as to any transfer which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

           Section 2.06 Loss, Theft, Destruction of Warrant Certificates.  Upon receipt by the Company of a written notice (or other evidence reasonably satisfactory to the Company) of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares.

           Section 2.07 Expenses of Delivery of Warrants.  The Company shall pay all expenses (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and Warrant Shares hereunder.

ARTICLE III
COMPANY COVENANTS AND REPRESENTATIONS

           Section 3.01 Company Covenants.  In case at any time the Company shall (a) declare any dividend or distribution on its Shares, whether payable in cash, stock or other property, (b) offer to all holders of Shares any additional shares of Common Stock, or any option, right or warrant to subscribe therefore, or (c) declare a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or propose a sale of substantially all of its property, assets and business as an entirety, then the Company shall give written notice to the Holder of the date on which the books of the Company shall close or a record shall be taken for such action.  Such notice shall also specify the date as of which the holders of Shares of record shall participate in such dividend or distribution.  Such written notice shall be given at least 30 days and not more than 90 days prior to the action in question, and not less than 15 days prior to the relevant record date or the date fixed for determining stockholders entitled to participate therein, as the case may be.

Section 3.02 Authority, Execution and Delivery.  The Company hereby represents and warrants that the Company has full corporate power and authority to enter into this Warrant and to issue Shares in accordance with the terms hereof.  The execution, delivery and performance of this Warrant by the Company have been duly and effectively authorized by the Company.  This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

           Section 3.03 Information Requirements.  To the extent applicable, the Company shall promptly furnish the Holder with copies of all reports, proxy statements and similar materials that it mails to holders of its Common Stock.

ARTICLE IV
CERTAIN DEFINITIONS

The following terms, as used in this Warrant, have the following respective meanings:

“Business Days” means each day in which banking institutions in New York are not required or authorized by law or executive order to close.

“Exercise Price” means $0.30 per share, subject to adjustment pursuant to Article V.

 “Fair Market Value” means the value of a share of Common Stock on a particular date, determined as follows: (i) if the Common Stock is not listed on such date on any national securities exchange but is traded in the over-the-counter market, the closing “bid” quotations of a share of Common Stock on such date (or if none, on the most recent date on which there were bid quotations of a share of Common Stock), as reported on the National Association of Securities Dealers, Inc. Automated Quotation System, or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any other similar service selected by the Board; or (ii) if the Common Stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share of Common Stock on such date as recorded on the composite tape system, or, if such system does not cover the Common Stock, the last reported sale price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is listed, or if no sale of Common Stock took place on such date, the last reported sale price of a share of Common Stock on the most recent day on which a sale of a share of Common Stock took place as recorded by such system or on such exchange, as the case may be; or (iii) if the Common Stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, as determined by the Company.

ARTICLE V
ANTIDILUTION PROVISIONS

Section 5.01 Adjustments Generally.  The Exercise Price and the number of Shares (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as provided in this Article V.

Section 5.02 Share Reorganization.  If the Company shall subdivide its outstanding Shares into a greater number of Shares or consolidate its outstanding Shares into a smaller number of Shares (any such event being called a “Share Reorganization”), then (a) the Exercise Price shall be adjusted, effective immediately after the record date at which the holders of Shares are determined for purposes of such Share Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares outstanding on such record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately after giving effect to such Share Reorganization, and (b) the number of Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Shares subject to purchase immediately before such Share Reorganization by a fraction, the numerator of which shall be the number of Shares outstanding immediately after giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding immediately before such Share Reorganization.

Section 5.03 Below Market Distribution.

(a)  If the Company shall issue or otherwise sell or distribute any Shares, other than pursuant to a Share Reorganization (any such event, including any event described in paragraphs (c) and (d) below, being herein called a “Below-Market Distribution”) for a consideration per share less than the Exercise Price per Share on the date of such issue, sale or distribution (before giving effect to such issue, sale or distribution), then, effective upon such issue, sale or distribution, the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to such Below-Market Distribution by a fraction, the numerator of which shall be the sum of (i) the number of Shares outstanding immediately prior to such Below-Market

Distribution multiplied by the Exercise Price per share on the date of such Below-Market Distribution plus (ii) the consideration received by the Company upon such Below-Market Distribution, and the denominator of which shall be the product of (A) the total number of Shares outstanding immediately after such Below-Market Distribution, multiplied by (B) the Exercise Price per share on the date of such Below-Market Distribution.  If any Below-Market Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this paragraph (a), then effective at the time such adjustment is made, the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Below-Market Distribution by a fraction, the numerator of which the numerator of which shall be the Exercise Price in effect immediately before such Below-Market Distribution and the denominator of which shall be the Exercise Price in effect immediately after such Below-Market Distribution.

(b)           The provisions of paragraph (a) above, including by operation of paragraph (c) or (d) below, shall not operate to increase the Exercise Price or reduce the number of shares of Shares subject to purchase upon exercise of this Warrant.  The provisions of paragraph (a) above, including operation of paragraph (c) or (d) below, shall not apply to the issuance of any Shares, the issuance of or exercise of any options, warrants, or other rights, the conversion of any debt or any other convertible security (collectively, “Securities”) to the extent (i) now or hereafter issued or granted pursuant to the Company’s Incentive Stock Plan as in effect on March 1, 2008, (ii) issued in connection with any of the Company’s Securities outstanding on the date hereof, or (iii) arising under transactions or agreements of the Company prior to March 1, 2008.

(c)           If the Company shall issue, sell, distribute or otherwise grant in any manner (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Shares or any stock or securities convertible into or exchangeable for Shares (such rights, warrants or options being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such Options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which securities are issuable upon exercise of such Options upon conversion or exchange of such Convertible Securities (determined by dividing (i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Exercise Price per share of outstanding Shares on the date of granting such Options (before giving effect to such grant), then, for purposes of paragraph (a) above, the total maximum number of Shares issuable upon the exercise of such Options or upon conversion or exchange of the Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided  above, therefor.  Except as otherwise provided in paragraph (e) below, no additional adjustment of the Exercise Price shall be made upon the actual exercise of such Options or upon conversion or exchange of such Convertible Securities.  The adjustment provided for in this paragraph (c) shall give effect to the change in the Exercise Price and the number of Shares issuable upon the exercise hereof only with respect to such Options as remain outstanding.

(d)           If the Company shall issue, sell or otherwise distribute (whether directly or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Shares are issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issue, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price per share of outstanding Shares on the date of such issue, sale or distribution (before giving effect to such issue, sale or distribution), then, for purposes of paragraph (a) above, the total maximum number of Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issue, sale or distribution of such Convertible Securities and thereafter shall be deemed to have received as consideration such price per share, determined as provided above, therefor.  Except as otherwise provided in paragraph (e) below, no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of such Convertible Securities.

(e)           If the purchase price provided for in any Option referred to in paragraph (c) above, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (c) or (d) above, or the rate at which any Convertible Securities referred to in paragraph (c) or (d) above are convertible into or exchangeable for Shares shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article V), including the cancellation and/or expiration or termination of the Options and/or Convertible Securities, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issue, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, or in the event of the cancellation, termination or expiration of the same, such adjustment shall be made to reflect as if such issuance had never occurred, as the case may be; provided, however, that such readjustment (other than in the event of a cancellation, termination or expiration) shall give effect to such change only with respect to such Options and Convertible Securities as then remain outstanding.

(f)           If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Shares, Options or Convertible Securities, then, for purposes of paragraph (a) above, such Shares, Options or Convertible Securities, as the case may be, shall be deemed to have been issued or sold without consideration.

(g)           If any Shares, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deduction therefrom of any expenses incurred and any underwriting commission or concessions paid or allowed by the Company in connection therewith.  If any Shares, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company for purposes of this Section 5.03 shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred and any underwriting commissions or concessions paid or allowed by the Company in connection therewith.  If any Shares, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the nonsurviving corporation as shall be attributable to such Shares, Option or

Convertible Securities, as the case may be.  If any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

Section 5.04 Special Dividends.  If the Company shall issue or distribute to any holders of Shares, evidences of indebtedness, any other securities of the Company or any cash, property or other assets, and if such issuance or distribution does not constitute (a) a cash dividend or distribution out of surplus or net profits legally available therefor; (b) a Share Reorganization; or (c) a Below Market Distribution  (any such nonexcluded event being herein called a “Special Dividend”), then (i) the Exercise Price shall be decreased, effective immediately after the record date at which the holders of Shares are determined for purposes of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Exercise Price per share of outstanding Shares on such record date less the then Fair Market Value of the evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one Share, and the denominator of which shall be the Exercise Price per share on such record date, and (ii) the number of Shares subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of Shares subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend.

Section 5.05 Merger, Consolidation, Asset Sale, Capital Reorganization.  If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger in which the Company is a continuing corporation and which does not result in any reclassification of, or change (other than a Share Reorganization or a change in nominal value) in, outstanding Shares, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety (any such event being called a “Capital Reorganization”), then, effective upon the effective date of such Capital Reorganization, the Holder shall have the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive after such Capital Reorganization if this Warrant had been exercised immediately prior to such Capital Reorganization and this Warrant shall expire.

Section 5.06 Certain Other Events.  If any event occurs as to which the foregoing provisions of this Article V are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of the Company, fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions or would violate applicable law, then such Board shall make such adjustments in the application of such provisions (or if necessary make alternative provisions including taking all reasonable efforts to amend the Company's organizational documents), in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of  Shares subject to purchase upon exercise of this Warrant.

Section 5.07 Adjustment Rules.

(a)           Any adjustments pursuant to this Article V shall be made successively whenever an event referred to herein shall occur.

(b)           If the Company shall set a record date to determine the holders of Shares for purposes of a Share Reorganization, Below Market Distribution, Special Dividend or Capital Reorganization and shall legally abandon such action prior to effecting such action, then no adjustment shall be made pursuant to this Article V in respect of such action.

(c)           No adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise hereof shall be made in an amount less than 1% of such Exercise Price or number of Warrant Shares so issuable upon exercise hereof, respectively, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of such Exercise Price or number of Warrant Shares so issuable upon exercise, respectively.

Section 5.08 Proceeding Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article V, the Company shall take any action which may be reasonably necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares which the holders of Warrants are entitled to receive upon exercise thereof.

Section 5.09 Notice of Adjustment.  Not less than 30 nor more than 90 days prior to the effective date or 15 days prior to the record date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this Article V, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof.  If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

ARTICLE VI
MISCELLANEOUS

           Section 6.01 Notices.  Any notice or other communication to be given hereunder shall be in writing and shall be delivered by recognized courier, telecopy or certified mail, return receipt requested, and shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered or telecopied to such party at its address set forth below (or at such other address as such party shall specify to the other parties hereto in writing), or, if sent by certified mail, on the third business day after the day on which mailed, addressed to such party at such address.  In the case of the Holder, such notices and communications shall be addressed to its address as shown on the books maintained by the Warrant Agency, unless the Holder shall notify the Company and the Warrant Agency that notices and communications should be sent to a different address, in which case such notices and communications shall be sent to the address specified by the Holder, and in either case a copy of such notices and communications shall be sent to Thomas P. Gallagher, Gallagher, Briody & Butler, 155 Village Boulevard, Princeton, New Jersey 08540 Fax: (609) 454-0090.  In the case of the Company, such notices and communications shall be addressed as follows (until notice of a change is given as provided herein): Performance Health Technologies, Inc., 427 River View Plaza, Trenton, New Jersey 08611, Attention:  Robert Prunetti, Fax:  (609) 656-0869.

           Section 6.02 Waivers; Amendments.  No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have.  The provisions of this Warrant may be amended, modified or waived with (and only with) the written consent of the Company and Holders holding a majority of Warrants at the time outstanding (or any permitted transferee of all of the Warrant).  In the event of any such amendment, modification or waiver the Company shall give prompt notice thereof to all Holders of Warrants and, if appropriate, notation thereof shall be made on all Warrants thereafter surrendered for registration of transfer or exchange.  No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

           Section 6.03 Governing Law.  This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware without regard to choice of law doctrine.

 Section 6.04 Covenants To Bind Successor and Assigns.  All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

           Section 6.05 Severability.  In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

           Section 6.06 Section Headings.  The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

           Section 6.07 No Rights as Stockholder.  This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

           Section 6.08 No Requirement to Exercise.  Nothing contained in this Warrant shall be construed as requiring the Holder to exercise this Warrant.

           IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and attested by its Secretary or an Assistant Secretary, all as of the day and year first above written.

PERFORMANCE HEALTH TECHNOLOGIES, INC. By: /s/ Robert D. Prunetti Robert D. Prunetti President and Chief Executive Officer

SUBSCRIPTION NOTICE
(To be executed upon exercise of Warrant)

To:  Performance Health Technologies, Inc. (the “Company”)

The undersigned hereby irrevocably elects:

(i) to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder, __________ Shares, as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of certified or bank cashier's check or wire transfer; or

(ii) the “cashless exercise” of its rights under the Section 1.01 of the attached Warrant with respect to ___________ Shares otherwise available for purchase to it under the Warrant and receive such number of Shares as provided in the formula set forth in such Section 1.01.

Please issue a certificate or certificates for such Shares in the following name or names and denominations:

In connection with the exercise of the Warrant, the undersigned hereby represents and warrants that:

(i) it recognizes that the Shares issuable pursuant to the attached Warrant have not been registered under the Securities Act and may not be sold, pledged or otherwise transferred except pursuant to the exceptions set forth on the legend on such Shares which is also set forth in Section 1.04 of the attached Warrant;

(ii) it has received all material information with respect to the Company which it deems necessary with its decision to exercise the attached Warrant and it has been given an opportunity to ask questions and receive answers from representatives of the Company;

(iii) it is purchasing the Shares for its own account, for the purpose of investment only, and not with a view towards the further resale or distribution thereof; and

(iv) it is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended.

If said number of Shares shall not be all the Shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such Shares less any fraction of a Share paid in cash.

 By: _____________________________
 Name: ___________________________
 Its: _____________________________
 Dated: __________________________

NOTE:   The above signatory should correspond exactly with the name on the face of the attached Warrant or with the name of the assignee appearing in the assignment form below.

ASSIGNMENT

(To be executed upon assignment of Warrant)

For value received and in accordance with Section 2.03 of the attached Warrant, ____________________ hereby sells, assigns and transfers unto ___________________________ the attached Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney to transfer said Warrant on the books of Performance Health Technologies, Inc. with full power of substitution in the premises.

By: ___________________________ Name: __________________________ Its: _____________________________

 Dated:____________________

NOTE: The above signatory should correspond exactly with the name on the face of the attached Warrant.

Consented to and approved in accordance with
Section 2.03 of the attached Warrant

PERFORMANCE HEALTH TECHNOLOGIES, INC.

By:  _________________________________
Name: ___________________________
Its: ______________________________